Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (the “Registration Statement”) of Jones Soda Co. of our report dated March 14, 2022, with respect to the consolidated financial statements of Jones Soda Co. included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ ArmaninoLLP

Bellevue, Washington

May 20, 2022